Exhibit 99.3

[Form of Consent of Goldman, Sachs & Co.]

                 , 2005

Board of Directors

Providian Financial Corporation

201 Mission Street

San Francisco, CA 94105

Re:	Registration Statement on Form S-4 of Washington Mutual, Inc. (File No. 333- )

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 5, 2005, with respect to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.01 per share, of Providian Financial Corporation (the “Company”) of the Consideration (as defined in our opinion letter) to be received by such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of June 5, 2005, between Washington Mutual, Inc. and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary—Opinions of Providian’s Financial Advisors,” “The Merger—Background of the Merger”, “The Merger—Providian’s Reasons for the Merger; Recommendation of Providian’s Board of Directors”, “The Merger—Opinions of Providian’s Financial Advisors” and “The Merger—Appraisal Rights” and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose

Board of Directors

Providian Financial Corporation

                 , 2005

Page Two

consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,